Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2620	Contact: Janet G. Keckeisen Vice President, Corporate Strategy and Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS – May 15, 2019 – Kronos Worldwide, Inc. (NYSE:  KRO) announced that its board of directors has declared a regular quarterly dividend of eighteen cents ($0.18) per share on its common stock, payable on June 13, 2019 to stockholders of record at the close of business on June 4, 2019.

Kronos Worldwide also announced that at its 2019 annual stockholder meeting held today its stockholders had:

•	elected each of Loretta J. Feehan, Robert D. Graham, John E. Harper, Meredith W. Mendes, Cecil H. Moore, Jr., Thomas P. Stafford, and R. Gerald Turner as a director for a one year term; and
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2019 annual stockholder meeting.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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